UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2011

Double Eagle Holdings, Ltd.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-22991	87-0460247
(Commission File Number)	(IRS Employer Identification No.)

20900 NE 30th Avenue, Eighth Floor, Aventura, FL 33180
 (Address of principal executive offices and zip code)

(305) 503-3873
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to Double Eagle Holdings, Ltd., unless the context requires otherwise.

Item 8.01         Other Events

On July 7, 2011, effective July 1st, 2011, Fuse Science, Inc., our wholly-owned subsidiary, entered into a five-year exclusive endorsement agreement (the “Agreement”) in the sports and nutrition categories with Michael Vick (“Mr. Vick”).  Mr. Vick is currently a member of the Philadelphia Eagles of the National Football League.  Pursuant to the terms of the Agreement, Mr. Vick was to promote certain of our Company’s planned products and consented to the use of his name, photograph, appearance, likeness, reputation, voice and signature, as is customary in endorsement agreements. Mr. Vick’s compensation under the Agreement consisted of a combination of cash, stock and stock options, which was scheduled at regular intervals and tied to certain performance milestones.

Subsequent to our entering into and announcing the exclusive Agreement, we learned that on or about July 20, 2011, Mr. Vick entered into an endorsement agreement with another company engaged in the same product categories, notwithstanding the exclusivity provisions of our Agreement.  This created an unacceptable conflict and, accordingly, on July 25, 2011, we terminated the Agreement with Mr. Vick.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE EAGLE HOLDINGS, LTD.

Date: July 26, 2011	By:	/s/ Adam Adler
	Name:	Adam Adler
	Its:	CEO